As filed with the Securities and Exchange Commission on February 21, 2001
                                                Registration No. 333-47944
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1


                                     TO


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    -----------------------------------
                           ROBINSON NUGENT, INC.
           (Exact name of registrant as specified in its charter)

        Indiana                                              35-0957603
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                           800 East Eighth Street
                            Post Office Box 1208
                       New Albany, Indiana 47151-1208
                     (Address of registrant's principal
                             executive offices)

                         PROFIT-SHARING/401(K) PLAN
                          (Full title of the plan)

                              Gregg M. Larson
                                 Secretary
                           Robinson Nugent, Inc.
                           800 East Eighth Street
                            Post Office Box 1208
                       New Albany, Indiana 47151-1208
                               (812) 945-0211
         (Name, address, and telephone number of agent for service)
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Pursuant to Rule  478(a)(4)  under the  Securities Act of 1933, as amended,
Robinson Nugent, Inc. hereby withdraws from registration under this Registration Statement any and all shares of Robinson Nugent Common Shares
originally   registered   hereunder   which  have  not  been  issued.   The
Profit-Sharing/401(K) Plan has been amended such that no additional Robinson Nugent Common Shares may be issued or sold under such plan.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Robinson Nugent, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 21, 2001.

                                          ROBINSON NUGENT, INC.


                                          By: /s/ Gregg M. Larson
                                             -----------------------
                                             Gregg M. Larson
                                             Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

      NAME                      TITLE                             DATED
      ----                      -----                             -----

/s/ John Woodruff
-------------------------    President and Sole Director    February 21, 2001
John Woodruff

/s/ Michael Stevens          Vice President                 February 21, 2001
-------------------------
Michael Stevens

/s/ Gregg M. Larson          Secretary                      February 21, 2001
-------------------------
Gregg M. Larson

/s/ Jan Yeomans              Treasurer                      February 21, 2001
-------------------------
Jan Yeomans